UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2020

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement with Jackson Investment Group, LLC

On October 26, 2020, we entered into a Second Amended and Restated Note Purchase Agreement (the “Amended Note Purchase Agreement”) and an Amended and Restated Senior Secured 12% Promissory Note (the “Jackson Note”) with Jackson Investment Group, LLC (“Jackson”), which amended and restated our Amended and Restated Note Purchase Agreement with Jackson dated September 15, 2017 (the “Existing Note Purchase Agreement”).  The Amended Note Purchase Agreement refinances an aggregate of $48.7 million of indebtedness (the “Loan”) advanced to us by Jackson pursuant to the Existing Note Purchase Agreement and a Senior Secured 12% Promissory Note. In connection with the amendment and restatement, we paid Jackson an amendment fee of $488,123.92

Under the terms of the Amended Note Purchase Agreement and Jackson Note, we are required to pay interest on the Loan at a per annum rate of 12%. The interest is payable monthly in cash; provided that, we may elect to pay up to 50% of monthly interest in-kind (“PIK Interest”) by adding such PIK Interest to the outstanding principal balance of the Jackson Note. For any month that we elect to pay interest in-kind, we are required to pay Jackson a fee in shares of our common stock (“PIK Fee Shares”) in an amount equal to $25,000 divided by the average closing price, as reported by Nasdaq, of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares of common stock are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50, then the average closing price for these purposes shall be deemed to be $3.50. For the period of November 2020 through and including March 2021, each monthly interest payment shall be reduced by $166,000, and for the period commencing May 2021 through and including September 2021, each monthly interest payment shall be increased by $166,000.

Under the terms of the Amended Note Purchase Agreement, we are required to make a mandatory prepayment of the principal amount of the Jackson Note of not less than $3,000,000 no later January 31, 2021. The entire outstanding principal balance of the Jackson Note shall be due and payable on September 30, 2022.  The Loan continues to be secured by substantially of our and our domestic subsidiaries’ assets pursuant to the Amended and Restated Security Agreement with Jackson, dated September 15, 2017.

The Amended Note Purchase Agreement contains customary events of default for a senior secured loan including, among other events of default, (i) failure to timely pay interest and principal, (ii) other breaches and violation of the Amended Note Purchase Agreement, (iii) bankruptcy and insolvency events affecting us and/or subsidiaries and (iv) the occurrence of a material adverse effect on the Company. In addition to customary remedies for senior secured lenders following an event of default, Jackson shall have the right to cause us to engage a financial advisor to provide a valuation analyses of us as a going concern and analyses of strategic alternatives that may be available to us. We will be obligated to provide all such analyses to Jackson.

The Amended Note Purchase Agreement also contains restrictions against incurrence of additional debt, payment of dividend or other distribution (whether in cash, securities or other property) on any of our equity interest or repayment of debt, consolidations, mergers, sales of assets or change in control and financial covenants.

The foregoing description of the Amended Note Purchase Agreement and the Jackson Note do not purport to be complete and are qualified in its entirety by reference to the full text of the Amended Note Purchase Agreement and the Jackson Note, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Amendment to Warrant Agreement with Jackson Investment Group, LLC

On October 26, 2020, in connection with the entry into the Amended Note Purchase Agreement, we entered into Amendment No. 3 to the Amended and Restated Warrant Agreement, dated April 25, 2018, as amended (the “Warrant”), with Jackson. Pursuant to Amendment No. 3, the exercise price of the Warrant was reduced from $1.66 per share to $1.00 per share and the term of the Warrant was extended to January 26, 2026.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendments to our Credit Agreement with MidCap

In addition, on October 26, 2020, we entered into Amendment No. 17 to Credit and Security Agreement with MidCap Funding IV Trusts (“MidCap”), dated April 8, 2015, whereby, among other things, MidCap agreed to extend the maturity date of our outstanding asset based revolving loan until September 1, 2022. In addition, we also agreed to certain amendments to the financial covenants contained in the Credit and Security Agreement as more particularly described in Amendment No. 17.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 17, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Amended Note Purchase Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 related to the Amended Note Purchase Agreement and Item 5.03 related to the Amendment to Series E Preferred Stock is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Series E Preferred Stock

In connection with the entry into the Amended Note Purchase Agreement, we also filed with the Secretary of State of the State of Delaware the second Certificate of Amendment (the “Amendment”) to the Certificate of Designation of our Series E Convertible Preferred Stock (the “Base Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock,” and collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”). Under the amended terms, holders of Series E Preferred Stock are entitled to monthly cash dividends on our Series E Preferred Stock at a per annum rate of 12%. At our option, up to 50% of the cash dividend on the Base Series E Preferred Stock may be paid in kind by adding such 50% portion to the outstanding liquidation value of the Base Series E Preferred Stock (the “PIK Dividend Payment”), commencing on October 26, 2020 and ending on October 25, 2020. If the PIK Dividend Payment is elected, a holder of Series E Preferred Stock is entitled to additional fee to be paid in shares of our common stock an amount equal to $10,000 divided by the average closing price, as reported by Nasdaq of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50 then the average closing price for these purposes shall be deemed to be $3.50. Dividends on the Series E-1 Preferred Stock may only be paid in cash. If we fail to make dividend payments on our Series E Preferred Stock, it will be an event of default under the Amended Note Purchase Agreement.

Under the terms of the Amendment, shares of Series E-1 Preferred Stock will be convertible into our common stock at a conversion rate equal to the liquidation value of each shares of Series E-1 Preferred Stock divided by $1.00 per share commencing October 31, 2020.  Each share of Series E-1 Preferred Stock has a liquidation value of $1,000 per share and there are currently outstanding 1,261 shares of Series E-1 Preferred Stock.  Our shares of Base Series E Preferred Stock will be also convertible into shares of our common stock after October 31, 2022.  The conversion rate for our Base Series E Preferred Stock is equal to the liquidation value of each shares of Base Series E Preferred Stock divided by $1.00 per share.  Each share of Base Series E Preferred Stock has a liquidation value of $1,000 per share and there are currently outstanding 11,700 shares of Base Series E Preferred Stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of the Amendment to the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On October 27, 2020, the Company issued a press release announcing the transactions discussed herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of the Amendment to the Certificate of Designation of Series E Preferred Stock, dated October 23, 2020.
10.1	Second and Amended and Restated Note Purchase Agreement, dated October 26, 2020, by and among the Company and Jackson Investment Group, LLC.
10.2	Amended and Restated Senior Secured 12% Promissory Note issued on October 26, 2020 to Jackson Investment Group, LLC.
10.3	Amendment No. 3, dated October 26, 2020, to Amended and Restated Warrant Agreement, dated April 25, 2018.
10.4	Amendment No. 17, dated October 26, 2020, to Credit and Security Agreement with MidCap Funding IV Trusts.
99.1	Press Release, dated October 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2020	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and Chief Executive Officer